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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 2, 2014
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

Investigative Enforcement Proceedings Pending at the California Public Utilities Commission (“CPUC”) Against Pacific Gas and Electric Company (“Utility”)

On September 2, 2014, the assigned CPUC administrative law judges (“ALJs”) issued their presiding officer decisions in the three investigations pending at the CPUC against the Utility.  As previously disclosed, these investigations relate to the Utility’s natural gas operations and the pipeline accident that occurred in San Bruno, California on September 9, 2010.  A decision was issued in each proceeding to identify the violations that the ALJ determined that the Utility had committed. The ALJs jointly issued a fourth decision to impose penalties to address all the violations.

The ALJs found that the Utility committed a total of 3,798 violations of law, rules and regulations relating to its natural gas transmission system.  The ALJs’ findings largely agree with the allegations made by the CPUC’s Safety and Enforcement Division (“SED”).  The ALJs found that many of these violations continued for a number of years, resulting in a total of 18,447,803 days in violation.  The ALJs’ joint penalty decision imposes total fines and disallowances of $1.4 billion on the Utility.  As part of the decision, the ALJs ordered the Utility to undertake over 75 remedial measures to enhance pipeline safety, largely adopting the remedial measures that had been proposed by the SED.  The table below compares the ALJs’ penalty decision to the SED’s penalty recommendation from July 2013.  If the ALJs’ decisions become the final CPUC decisions, the Utility estimates that its total pre-tax unrecovered costs and fines related to natural gas transmission operations would be about $4.75 billion based on current forecasts:

               (in millions)
Description of component	ALJs’ penalty decision	SED penalty recommendation
Fine payable to the State General Fund	$950	$300
Refund of PSEP(1) revenues previously authorized	400	1,515
Additional estimated unrecoverable costs (2)	50
Credit for shareholder-funded spending	-	435
Total penalty	$1,400	$2,250
PSEP costs previously disallowed	635
Total penalty and PSEP cost disallowance (noted in the CPUC’s press release)	$2,035
Gas pipeline safety costs incurred or committed (3)	2,700	2,700
Less: Credit for PSEP costs previously disallowed / shareholder-funded spending	(635)	(435)
Total estimated shareholder impact before non-deductibility of fines	$4,100	$4,515
Estimated impact of non-deductibility of fines for tax purposes (4)	650	210
Total estimated shareholder impact (pre-tax)	$4,750	$4,725
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(1) Refer to PG&E Corporation’s and the Utility’s 2013 Annual Report on Form 10-K and Quarterly Report for the quarter ended June 30, 2014 for additional information regarding costs incurred under the Utility’s pipeline safety enhancement plan (“PSEP”).
(2) The ALJs’ decision estimates that the Utility would incur at least $50 million to implement remedial measures. Actual costs could differ materially based on the scope and timing of work.  In addition, the ALJs’ decision requires shareholders to reimburse interveners for legal and litigation expenses.
(3) Actual and forecast costs borne by shareholders for gas pipeline safety work, 2010 and beyond, including previously disallowed PSEP costs.  The forecast of costs included in this amount constitutes a forward-looking statement and actual results could differ materially based on the actual scope and timing of planned or required work.  See the section entitled “Cautionary Language Regarding Forward-Looking Statements” in PG&E Corporation’s and the Utility’s Quarterly Report for the quarter ended June 30, 2014.
(4) Estimated impact calculated based on the Utility’s statutory tax rate.

The Utility plans to appeal the decisions to the CPUC within 30 days, as provided by the CPUC’s rules.  Other parties also may file an appeal or a CPUC commissioner may request that the CPUC review the decisions.  Once the decisions are appealed, the CPUC commissioners will consider the decisions at a future business meeting.  Parties will have 15 days to respond to appeals but the CPUC could act before considering any responses.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 2, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 2, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary